================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 6, 2001

                                Radio One, Inc.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                   333-30795                         52-1166660
(State or other jurisdiction of incorporation)     (Commission File Number)      (IRS Employer Identification No.)

                         5900 PRINCESS GARDEN PARKWAY
                                   7TH FLOOR
                            LANHAM, MARYLAND 20706
         (Address of Principal Executive Offices, including  Zip Code)

                                (301) 306-1111
             (Registrant's Telephone Number, Including Area Code)

================================================================================

Item 7    Financial Statements, Pro Forma Information and Exhibits

          The purpose of this Current Report on Form 8-K is to update certain financial statements and pro forma information initially included in Radio One, Inc.'s filing of Amendment No. 1 to Form 8-K which we filed with the SEC on April 9, 2001 (File No. 000-25969; Film No. 1598370).

          (a)  Financial statement of businesses acquired.

                 BLUE CHIP BROADCASTING, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      March 31,     December
                                                         2001       31, 2000
                                                     ------------  -----------
                                                      Unaudited
ASSETS:
  Cash and cash equivalents.........................  $ 1,064,690  $   893,474
  Accounts receivable, less allowance for doubtful
   accounts of $406,000 and $352,000, respectively..    6,011,099    6,602,909
  Prepaid expenses and other........................      612,692      248,310
                                                     ------------  -----------
    Total current assets............................    7,688,481    7,744,693
  Property and equipment, net.......................    8,413,966    8,829,222
  Intangible assets, net............................   77,431,628   80,889,744
  Other.............................................    1,276,716    1,271,254
                                                     ------------  -----------
    Total assets.................................... $ 94,810,791  $98,734,913
                                                     ============  ===========

LIABILITIES:
  Current portion of long-term debt................. $  2,953,379  $ 2,934,836
  Accounts payable, trade...........................      778,113      724,512
  Accrued expenses..................................    1,828,022    1,548,640
  Accrued interest..................................      383,661       56,168
  Other.............................................      173,563       20,079
                                                     ------------  -----------
    Total current liabilities.......................    6,116,738    5,284,235
  Long-term debt....................................   46,286,637   48,245,242
  Accrued interest, subordinated debt...............    3,343,556    3,113,759
  Other.............................................       67,586       73,260
                                                     ------------  -----------
    Total liabilities...............................   55,814,517   56,716,496

  Commitments and contingencies

  Series B redeemable common stock, $.01 par value,
   776,962 shares authorized, issued and
   outstanding; liquidation value of $40,000,000....   40,000,000   40,000,000
  Series D redeemable common stock, $.01 par value,
   398,794 shares authorized, issued and
   outstanding; liquidation value of $31,823,836 and
   $31,306,027 at March 31, 2001 and December 31,
   2000, respectively...............................   31,823,836   31,306,027

STOCKHOLDERS' DEFICIT:
  Series A common stock, $.01 par value, 1,031,429
   shares authorized, 1,015,063 issued and
   outstanding......................................       10,151       10,151
  Series C common stock, $.01 par value, 199,114
   shares authorized, none issued or outstanding....
  Accumulated deficit...............................  (32,837,713) (29,297,761)
                                                     ------------  -----------
    Total stochholders' deficit.....................  (32,827,562) (29,287,610)
                                                     ------------  -----------
    Total liabilities, redeemable preferred stock
     and stockholders' deficit...................... $ 94,810,791  $98,734,913
                                                     ============  ===========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 BLUE CHIP BROADCASTING, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               For the three months ended March 31, 2001 and 2000
                                  (unaudited)

                                                        2001          2000
                                                     -----------  ------------
Broadcast revenue..................................  $ 7,202,276  $  6,546,185
Barter revenue.....................................      222,468       170,857
Other revenues.....................................      565,981       467,534
Less agency commissions............................     (887,244)     (893,229)
                                                     -----------  ------------
  Net revenue......................................    7,103,481     6,291,347
Broadcast operating expenses.......................    5,326,944     4,440,699
Barter expense.....................................      228,363       170,857
Depreciation and amortization......................    1,954,964     1,566,625
Corporate general and administrative...............      684,077       422,358
Terminated acquisition costs.......................                    339,611
                                                     -----------  ------------
  Operating loss...................................   (1,090,867)     (648,803)
Interest expense...................................   (1,498,155)   (1,549,817)
Interest income....................................                      7,595
(Loss) gain on sale of radio station...............     (433,121)           --
                                                     -----------  ------------
  Net loss.........................................   (3,022,143)   (2,191,025)
Series D redeemable stock dividends................     (517,809)
Accretion of increased redemption value of Series B
 redeemable common stock...........................                (10,500,000)
                                                     -----------  ------------
 Net loss applicable to common stock...............  $(3,539,952) $(12,691,025)
                                                     ===========  ============
Basic and Diluted Loss Per Common Share............
 Net loss per common share.........................  $     (1.62) $      (7.08)
Weighted Average Common Shares Outstanding.........
 Basic and Diluted.................................    2,190,819     1,792,025


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 BLUE CHIP BROADCASTING, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the three months ended March 31, 2001 and 2000
                                  (unaudited)

                               2001         2000
                            -----------  -----------
Cash flows from operating
 activities:
  Net cash provided by
   operating activities...  $   611,498  $   427,167
                            -----------  -----------
Cash flows from investing
 activities:
  Capital expenditures....      (90,946)    (216,033)
  Cash paid for
   acquisitions...........                (2,077,600)
  Purchase of intangible
   asset..................      (60,000)
  Cash receipts from sale
   of assets..............    1,750,000        9,000
  Deposits and other......       (5,462)  (1,650,000)
                            -----------  -----------
Net cash provided by (used
 in) investing
 activities...............    1,593,592   (3,934,633)
                            -----------  -----------
Cash flows from financing
 activities:
  Issuance of long-term
   debt...................    1,000,000    4,000,000
  Repayment of long-term
   debt...................   (2,939,646)    (338,136)
  Payment of debt issuance
   costs..................      (88,767)    (108,122)
  Payment of equity
   issuance costs.........                   (20,849)
  Other...................       (5,461)     (14,863)
                            -----------  -----------
Net cash (used in)
 provided by financing
 activities...............   (2,033,874)   3,518,030
                            -----------  -----------
Net increase in cash......      171,216       10,564
Cash and cash equivalents,
 beginning of year........      893,474    1,612,105
                            -----------  -----------
Cash and cash equivalents,
 end of year..............  $ 1,064,690  $ 1,622,669
                            ===========  ===========


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 BLUE CHIP BROADCASTING, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Financial Statements

   The December 31, 2000 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 2000 and the notes thereto, included in the Radio One Form 8-K dated April 9, 2001.

2. Radio One Merger

   On February 7, 2001, the Company and the Company's stockholders entered into a definitive merger agreement with Radio One, Inc. ("Radio One") providing for the merger of the Company with and into a wholly owned subsidiary of Radio One. All of the Company's subsidiaries will become wholly owned subsidiaries of Radio One subsequent to the merger. The Company's stockholders will receive aggregate consideration of $190,000,000 less the consolidated liabilities of the Company and other adjustments as defined in the merger agreement. The net proceeds payable to the Company's stockholders will consist of a minimum of $25,000,000 in cash and a maximum of $50,000,000 in cash, with the balance consisting of Radio One Class D common stock valued at $14 per share. In June 2001, the Company received the necessary regulatory approvals to consummate the merger with Radio One. Subsequent to receiving these approvals, Radio One exercised their right per the merger agreement to extend the closing date of the transaction to no later than August 15, 2001. The merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code; therefore, any gain attributable to the stock consideration received by the Company's stockholders will not be immediately subject to federal income taxes.

   The Company has incurred approximately $350,000 in legal and accounting fees related to the merger, of which approximately $225,000 were incurred in the first quarter of 2001. These costs have been expensed as incurred as corporate expenses.

3. Dispositions

   On March 16, 2001, the Company sold the FCC license and certain broadcast assets of WFIA-AM in Louisville, Kentucky for $1,750,000. The Company recognized a loss of approximately $433,000 related to the sale.

4. Subsequent Events

   In June 2001, the Company sold the FCC license and certain broadcast assets of WBTF-FM in Lexington, Kentucky for $1,100,000 in cash at closing and a promissory note in the amount of $1,500,000. The Company expects to close on the sale of WLXD-FM for $400,000 in cash sometime in the fourth quarter of 2001.

(b) Pro forma financial information.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma consolidated financial statements for the year ended December 31, 2000 and the three months ended March 31, 2001 (the "Pro Forma Consolidated Financial Statements") are based on the historical Consolidated Financial Statements of Radio One included in our Annual Report on Form 10-K for the year ended December 31, 2000 which we filed with the SEC on April 2, 2001 (File No. 000-25969, Film No. 1591885) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 which we filed with the SEC on May 15, 2001 (File No. 000-25969, Film No. 1637108).

   The pro forma amounts for the year ended December 31, 2000, and the three months ended March 31, 2001, are adjusted to give effect to the following transactions as if they had occurred on January 1, 2000:

  .  our acquisitions of:

    -- WPLY-FM in Philadelphia;

    -- Davis Broadcasting (through which we acquired six radio stations:
       WTHB-AM, WAEG-FM, WAKB-FM, WAEJ-FM and WFXA-FM in Augusta, and WCHH-FM (formerly WCCJ-FM) in Charlotte;

    -- WYJZ-FM, WHHH-FM, WTLC-FM (formerly WBKS-FM) and WDNI-LP (formerly
       W53AV-LP) in Indianapolis; and

    -- twelve radio stations from Clear Channel Communications, Inc. and AMFM, Inc. (KKBT-FM in Los Angeles, KMJQ-FM and KBXX-FM in Houston, WVCG-AM in Miami, KBFB-FM in Dallas, WZAK-FM and WJMO-AM in Cleveland, WFXC-FM, WFXK-FM, WNNL-FM and WQOK-FM in Raleigh-Durham, and the subsequently divested WJMZ-FM in Greenville);

  .  our pending acquisitions of:

    -- WJMO-FM (formerly WPLZ-FM), WCDX-FM, WPZE-FM and WGCV-AM in
       Richmond;

    -- Blue Chip Broadcasting, Inc. (through which we expect to acquire sixteen radio stations: WIZF-FM and WDBZ-AM in Cincinnati, WCKX-FM, WXMG-FM and WJYD-FM in Columbus, WGTZ-FM, WING-FM, WING-AM and WKSW-FM in Dayton, WDJX-FM, WBLO-FM, WGZB-FM, WULV-FM, WMJM-FM and WLRS-FM in Louisville, and KTTB-FM in Minneapolis); and

    -- WPEZ-FM in Atlanta (pro forma balance sheet only);

  .  the divestiture of KJOI-AM in Dallas;

  . the use of proceeds from our bank credit facility used to finance partially the Clear Channel/AMFM and Blue Chip acquisitions; and

  . the issuance on May 18, 2001 of $300 million of 8 7/8% senior subordinate notes due 2011.

   The pro forma balance sheet data are adjusted to give effect to the transactions described above as if they had occurred as of March 31, 2001, unless the transactions had actually occurred prior to that date.

   The pro forma financial statements were prepared using financial accounting standards in effect as of March 31, 2001. Thus, the pro forma financial statements do not reflect the accounting of the Financial Accounting Standards Board (FASB) pronouncement on Business Combinations and Intangible Assets-- Accounting for Goodwill, which became effective on June 30, 2001. The new pronouncement requires the use of a non-amortization approach to account for certain purchased intangible assets. Under the non-amortization approach certain intangible assets would be tested for impairment, rather than being amortized to earnings.

   These transactions are described in the accompanying notes to the Pro Forma Consolidated Financial Statements. The pro forma data are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Consolidated Financial Statements do not purport to represent what our results of operations or financial condition would actually have been had these transactions occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. The

Pro Forma Consolidated Financial Statements should be read in conjunction with our Consolidated Financial Statements, the historical consolidated financial statements of Blue Chip and its subsidiaries, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2000 which we filed with the SEC on April 2, 2001 (File No. 000-25969, Film No. 1591885), and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 which we filed with the SEC on May 15, 2001 (File No. 000-25969, Film No. 1637108).

   After an acquisition, the total consideration of such acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed, if any, based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Pro Forma Consolidated Financial Statements is preliminary as we believe further refinement is impractical at this time. However, we do not expect that the final allocation of the total consideration will materially differ from the preliminary allocations.

    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                                         Year Ended December 31, 2000
                          --------------------------------------------------------------------------------------------
                                                                                   Pro Forma
                                                        Pro Forma                     for
                                          Completed        for        Pending      Completed                Pro Forma
                                         Transactions   Completed   Transactions  and Pending   Offering        as
                          Historical(a) Adjustments(b) Transaction Adjustments(c) Transactions Adjustments   Adjusted
                          ------------- -------------- ----------- -------------- ------------ -----------  ----------
                                                                (in thousands)
Statement of Operations:
 Net broadcast revenue..   $   155,666     $ 70,527     $226,193      $31,469       $257,662        --      $  257,662
 Station operating
  expenses..............        77,280       30,585      107,865       21,728        129,593        --         129,593
 Corporate expenses.....         6,303          910        7,213          170          7,383        --           7,383
 Depreciation and
  amortization..........        63,207       58,808      122,015       15,315        137,330        --         137,330
                           -----------     --------     --------      -------       --------      -----     ----------
 Operating income
  (loss)................         8,876      (19,776)     (10,900)      (5,744)       (16,644)       --         (16,644)
 Interest expense.......        32,407       28,316       60,723        4,170         64,893      1,221(d)      66,114
 Other income (expense),
  net...................        20,084      (20,053)          31           34             65        --              65
 Income tax expense
  (benefit).............           804          --           804          --             804       (804)(e)        --
                           -----------     --------     --------      -------       --------      -----     ----------
 Net loss...............   $    (4,251)    $(68,145)    $(72,396)     $(9,880)      $(82,276)     $(417)    $  (82,693)
                           ===========     ========     ========      =======       ========      =====     ==========
Net loss applicable to
 common stockholders....   $   (13,487)                                                                     $ (102,845)
                           ===========                                                                      ==========
Earnings per Common
 Share:
 Basic and diluted......   $      (.16)                                                                     $    (1.11)
Weighted Average Common
 Shares Outstanding
 Basic and diluted......        84,540                                                                          92,448

Statement of Cash Flows:
Cash flows from:
 Operating activities...   $    55,686
 Investing activities...    (1,220,023)
 Financing activities...     1,178,995

Other Data:
Broadcast cash flow(f)..   $    78,386                                                                      $  128,069
Broadcast cash flow
 margin(g)..............          50.4%                                                                           49.7%
EBITDA(f)...............   $    72,271                                                                      $  120,874
EBITDA margin(g)........          46.4%                                                                           46.9%
After tax cash flow(f)..   $    48,712                                                                      $   32,675
Cash interest
 expense(h).............        28,581                                                                          61,034
Capital expenditures....         3,665                                                                           5,168
Ratio of total debt to EBITDA.............................................................................        6.4x
Ratio of EBITDA to interest expense.......................................................................        1.8x
Ratio of EBITDA to cash interest expense(h)...............................................................        2.0x
Ratio of earnings to fixed charges(i).....................................................................         --

Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Year Ended December 31, 2000

 (a) See the consolidated financial statements included in our Annual Report on Form 10-K for the year December 31, 2000 which we filed with the SEC on April 2, 2001 (File No. 000-25969, Film No. 1591885).
 (b) The table below gives effect to the acquisitions completed during the period January 1, 2000 through December 31, 2000, as if they occurred on January 1, 2000. The operating results include activities of these entities during 2000 prior to the period acquired by Radio One. The 2000 operating results after the acquisition by Radio One are included in the Radio One historical amounts:

                                                                  Historical
                   -----------------------------------------------------------------------------------------------------------
                        WPLY            Davis           Shirk           AMFM        Clear Channel     Pro Forma
                   Historical(/1/) Historical(/2/) Historical(/3/) Historical(/4/) Historical(/4/) Adjustments(/5/)    Total
                   --------------- --------------- --------------- --------------- --------------- ----------------   --------
                                                                (in thousands)
Statement of
 Operations:
Net broadcast
 revenue.........      $1,405          $1,534          $2,189          $32,246         $33,153         $    --        $ 70,527
Station operating
 expenses........         726             961           1,539           15,342          12,138             (121)(/6/)   30,585
Corporate
 expenses........         117              49               8              --              --               736(/7/)       910
Depreciation and
 amortization....           6             135             160            5,947           3,488           49,072(/8/)    58,808
                       ------          ------          ------          -------         -------         --------       --------
 Operating income
  (loss).........         556             389             482           10,957          17,527          (49,687)       (19,776)
Interest
 expense.........         --              --               85              --              --            28,231(/9/)    28,316
Other income
 (expense), net..           9             --               22              --              --          (20,084)(/10/)  (20,053)
Income tax
 allocation......         --              --              --            (4,382)         (7,011)          11,393(/11/)      --
                       ------          ------          ------          -------         -------         --------       --------
 Net income
  (loss).........      $  565          $  389          $  419          $ 6,575         $10,516         $(86,609)      $(68,145)
                       ======          ======          ======          =======         =======         ========       ========

--------
 (/1/)The column represents the historical results of operations for the period ended February 28, 2000, that were obtained from unaudited financial statements.
 (/2/)The column represents the historical results of operations for the period ended June 7, 2000, the date the stations were purchased by Radio One. As these stations acquired did not prepare stand-alone financial statements, these financial statements were carved out from a larger entity and include the direct revenue and expenses charged to those stations and an allocation of those expenses which benefitted the stations but were not directly charged to the stations. As these results of operations include allocated expenses, these financial statements do not represent what the results from operations would have been if the stations operated on a stand-alone basis or what they would have been if they were owned by Radio One.
 (/3/)The column represents the historical results of operations for the period ended June 8, 2000, the date the stations were purchased by Radio One, that were obtained from unaudited financial statements of Shirk, Inc. and IBL, L.L.C.
 (/4/)The column represents the historical results of operations of the stations for the period ended August 25, 2000, the date the stations were purchased by Radio One. See the financial statements included in our Amendment No. 1 to the Current Report on Form 8-K which we filed with the SEC on April 9, 2001 (File No. 000-25969, Film No. 1598370).
 (/5/)Pro forma adjustments related to the sale of KJOI-AM (formerly KLUV-AM) for $16.0 million have not been included in this statement of operations as the activity for the year ended December 31, 2000 is not significant as KJOI-AM was purchased on September 25, 2000.
 (/6/)To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of corporate officers' salaries.
 (/7/)To record additional corporate expenses of $910,000 which Radio One expects to incur related to the acquisitions and to eliminate $174,000 in corporate expenses which Radio One does not expect to incur going forward.
 (/8/)To record additional depreciation and amortization expense that would have been recorded if the acquisitions had occurred and the payment of the additional $4.0 million purchase price of Richmond II based on the earn out provision calculated as follows:

    Excess purchase price over tangible assets acquired of WPLY-FM,
     Davis, Shirk, AMFM
    and Clear Channel amortized over 15 years......................... $58,523
    Additional purchase price paid for Richmond II of $4.0 million
     amortized over 15 years..........................................     133
    Amortization of the $3.5 million in acquisition costs over 15
     years............................................................     152
    Less: Previously recorded amortization expense....................   9,736
                                                                       -------
      Total........................................................... $49,072
                                                                       =======

 (/9/)To reflect the interest expense on the bank credit facility, to record the amortization of deferred finance costs and to eliminate interest expenses of the entities purchased.

    Assumed $570.0 million used of the line of credit at 7.5% to fund the acquisitions................................................. $27,787
    Amortization of the $5.7 million in financing costs using the
     effective interest method........................................     529
    Less: Interest expense that would not have been incurred..........      85
                                                                       -------
      Total........................................................... $28,231
                                                                       =======

(/10/)To eliminate Radio One's historical interest income as excess cash would have been used to partially finance the acquisitions.
(/11/)To eliminate the historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.
(c) The table below gives effect to the acquisitions pending as of December 31, 2000.

                           Richmond III      Blue Chip                                Adjusted   Pro Forma
                          Historical(/1/) Historical(/2/) WFIA-AM(/3/) Lexington(/4/) Blue Chip Adjustments      Total
                          --------------- --------------- ------------ -------------- --------- -----------     -------
Statement of Operations:
Net broadcast revenues..       $--            $32,214         $451        $   294      $31,469    $   --        $31,469
Station operating
 expenses...............        --             22,943          297            605       22,041       (313)(/5/)  21,728
Corporate expenses......        --              2,060          --             --         2,060     (1,890)(/5/)     170
Depreciation and
 amortization...........        --              7,515          175            246        7,094      8,221(/6/)   15,315
Asset Impairment Loss...        --              2,560          --           2,560          --         --            --
                               ----           -------         ----        -------      -------    -------       -------
 Operating income
  (loss)................        --             (2,864)         (21)        (3,117)         274     (6,018)       (5,744)
Interest expense........        --              6,321          --             --         6,321     (2,151)(/7/)   4,170
Other income............        --                 39            1              4           34        --             34
                               ----           -------         ----        -------      -------    -------       -------
 Net income (loss)......       $--            $(9,146)        $(20)       $(3,113)     $(6,013)   $(3,867)      $(9,880)
                               ====           =======         ====        =======      =======    =======       =======

--------
(/1/)All broadcast revenues and expenses of Richmond III for the period are recorded in the financial statements of Radio One because Radio One has a Local Marketing Agreement with Richmond III during the period.
(/2/)The column represents the historical results of operations for the year ended December 31, 2000 for Blue Chip Broadcasting. See the Consolidated Financial Statements included in our Amendment No. 1 to the Current Report on Form 8-K which we filed with the SEC on April 9, 2001 (File No. 000-25969. Film No. 1598370).
(/3/)The column represents the historical results of operations for the year ended December 31, 2000 for WFIA-AM owned by Blue Chip (station not acquired by Radio One).
(/4/)The column represents the historical results of operations for the year ended December 31, 2000 for the Lexington Region Stations owned by Blue Chip (stations not acquired by Radio One).
(/5/)To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of one time costs incurred by Blue Chip, corporate officers' salaries and other corporate office expenses.
(/6/)To record additional depreciation and amortization expense that would have been recorded if the acquisition had occurred on January 1, 2000, calculated as the excess purchase price over tangible assets acquired amortized over 15 years calculated as follows:

   Excess purchase price over tangible assets acquired of Blue Chip amortized over 15 years...........................................  $11,693
   Excess purchase price over tangible assets acquired of Richmond III
    amortized over 15 years...........................................    2,186
   Less: Previously recorded amortization expense.....................    5,658
                                                                        -------
     Total............................................................  $ 8,221
                                                                        =======

(/7/)To reflect the interest expense on the bank credit facility, and to eliminate LMA fees paid by Radio One:

   Assumed $89.1 million used of the line of credit at 7.5% to fund the acquisitions................................................ $ 6,683
   Less: LMA Fees paid to Richmond III..............................   2,796
   Less: Interest expense that would not have been incurred on
    outstanding debt................................................   6,038
                                                                     -------
     Total.......................................................... $(2,151)
                                                                     =======

(d) To reflect the interest expense on the Notes, including the amortization of deferred financing costs related to the Notes, and the reduction in interest expense related to the repayment of a portion of the bank credit facility and the 12% Senior Subordinated Notes, calculated as follows:

   Interest expense on the Notes at 8 7/8%........................... $ 26,625
   Amortization of deferred financing costs related to the Notes of approximately $8.8 million to be amortized using the effective
    interest method..................................................    1,254
   Less: Interest expense on the bank credit facility and the 12%
    Senior Subordinated Notes........................................  (26,438)
   Less: Amortization of deferred financing costs on the 12% Senior
    Subordinated Notes...............................................     (220)
                                                                      --------
     Total........................................................... $  1,221
                                                                      ========

(e) To eliminate Radio One's historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.
(f) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After-tax cash flow consists of income before income tax benefit (expense) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization and non-cash compensation expense. Although broadcast cash flow, EBITDA and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA and after-tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.
(g) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue. EBITDA margin is defined as EBITDA divided by net broadcast revenue.
(h) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period. Cash interest expense for the pro forma ratio of EBITDA to cash interest expense excludes only the amortization of deferred financing costs.
(i) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and rent expense. Earnings were insufficient to cover fixed charges on a pro forma as adjusted basis for the year ended December 31, 2000, by approximately $82.7 million.

    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                        Three Months Ended March 31, 2001
                          ----------------------------------------------------------------
                                           Pending      Pro Forma                   Pro
                                         Transactions  for Pending   Offering     Forma as
                          Historical(a) Adjustments(b) Transactions Adjustments   Adjusted
                          ------------- -------------- ------------ -----------   --------
                                                  (in thousands)
Statement of Operations
  Network broadcast
   revenue..............    $ 47,925       $ 6,990       $ 54,915     $   --      $ 54,915
  Station operating
   expenses.............      25,972         5,418         31,390         --        31,390
  Corporate expenses....       2,078            50          2,128         --         2,128
  Depreciation and
   amortization.........      31,524         3,807         35,331         --        35,331
                            --------       -------       --------     -------     --------
  Operating income
   (loss)...............     (11,649)       (2,285)       (13,934)        --       (13,934)
  Interest expense......      15,701         1,023         16,724         257 (c)   16,981
  Gain on sale of
   assets...............       4,272           --           4,272         --         4,272
  Other income
   (expense),net........         596           --             596         --           596
  Income tax benefit....      (7,309)          --          (7,309)      7,309 (d)      --
                            --------       -------       --------     -------     --------
    Net loss............    $(15,173)      $(3,308)      $(18,481)    $(7,566)    $(26,047)
                            ========       =======       ========     =======     ========
Net loss applicable to
 common stockholders....    $(20,211)                                             $(31,085)
                            ========                                              ========
Earnings per common
 share:
  Basic and diluted.....    $  (0.23)                                             $  (0.33)
Weighted average common
 shares outstanding:
  Basic and diluted.....      86,801                                                94,831
Statement of Cash Flows:
Cash flows from:
  Operating activities..    $ 19,148
  Investing activities..       1,723
  Financing activities..     (17,505)
Other Data:
Broadcast cash flow(e)..    $ 21,953                                              $ 23,525
Broadcast cash flow
 margin(f)..............        45.8 %                                                42.8 %
EBITDA(e)...............    $ 20,113                                              $ 21,635
EBITDA margin(f)........        42.0 %                                                39.4 %
After tax cashflow(e)...    $  1,720                                              $  1,962
Cash interest
 expense(g).............      12,450                                                13,417
Capital expenditures....       1,651                                                 1,742

Ratio of EBITDA to interest expenses....................................... 1.3x
Ratio of EBITDA to cash interest expense(g)................................ 1.6x
Ratio of earnings to fixed charges(h)...................................... --

Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Three Months Ended March 31, 2001

(a) See the consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 which we filed with the SEC on May 15, 2001 (File No. 000-25969, Film No. 1637108).
(b) The table below gives effect to the acquisitions pending as of July 26, 2001.

                           Richmond III      Blue Chip     WFIA-                 Adjusted   Pro Forma
                          Historical(/1/) Historical(/2/) AM(/3/) Lexington(/4/) Blue Chip Adjustments      Total
                          --------------- --------------- ------- -------------- --------- -----------     -------
Statement of Operations:
Net broadcast revenues..       $--            $ 7,103       $77        $ 36       $ 6,990    $  --         $ 6,990
Station operating
 expenses...............        --              5,555        47          90         5,418       --           5,418
Corporate expenses......        --                684       --          --            684      (634)(/5/)       50
Depreciation and
 amortization...........        --              1,955        38          32         1,885     1,922 (/6/)    3,807
                               ----           -------       ---        ----       -------    ------        -------
  Operating loss........        --             (1,091)       (8)        (86)         (997)   (1,288)        (2,285)
Interest expense........        --              1,498       --          --          1,498      (475)(/7/)    1,023
Loss on sale of assets..        --               (433)      --          --           (433)      433 (/5/)      --
                               ----           -------       ---        ----       -------    ------        -------
  Net loss..............       $--            $(3,022)      $(8)       $(86)      $(2,928)   $ (380)       $(3,308)
                               ====           =======       ===        ====       =======    ======        =======

--------
(/1/) All broadcast revenues and expenses of Richmond III for the period are recorded in the financial statements of Radio One because Radio One has a Local Marketing Agreement with Richmond III during the period.
(/2/) The column represents the historical results of operations for the three months ended March 31, 2001 for Blue Chip Broadcasting. See the Unaudited Consolidated Financial Statements included elsewhere in this report.
(/3/) The column represents the historical results of operations for the period from January 1, 2001 to March 16, 2001 for WFIA-AM owned by Blue Chip (station not acquired by Radio One).
(/4/) The column represents the historical results of operations for the three months ended March 31, 2001 for the Lexington Region stations owned by Blue Chip (stations not acquired by Radio One).
(/5/) To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of one time costs incurred by Blue Chip, corporate officers' salaries and other corporate office expenses.
(/6/) To record additional depreciation and amortization expense that would have been recorded if the acquisition had occurred on January 1, 2001, calculated as the excess purchase price over tangible assets acquired amortized over 15 years calculated as follows:

   Excess purchase price over tangible assets acquired of Blue Chip amortized over 15 years............................................ $2,942
   Excess purchase price over tangible assets acquired of Richmond III
    amortized over 15 years............................................    547
   Less: Previously recorded amortization expenses.....................  1,567
                                                                        ------
     Total............................................................. $1,922
                                                                        ======

(/7/) To reflect the interest expense on the bank credit facility, and to eliminate LMA fees paid by Radio One:

   Assumed $85.2 million used of the line of credit at 7.75% to fund the acquisitions................................................. $1,651
   Less: LMA Fees paid to Richmond III...............................    699
   Less: Interest expense that would not have been incurred on outstanding debt.................................................  1,427
                                                                      ------
     Total........................................................... $ (475)
                                                                      ======

(c) To reflect the interest expense on the Notes, including the amortization of deferred financing costs related to the Notes, and the reduction in interest expense related to repayment of a portion of the bank credit facility and the 12% Senior subordinated Notes, calculated as follows:

   Interest expense on the Notes at 8 7/8.............................. $6,657
   Amortization of deferred financing costs related to the Notes of approximately $8.8 million to be amortized using the effective
    interest method....................................................    313
   Less: Interest expense on the bank credit facility and the 12%
    Senior Subordinated Notes.......................................... (6,658)
   Less: Amortization of deferred financing costs on the 12% Senior
    Subordinated Notes.................................................    (55)
                                                                        ------
     Total............................................................. $  257
                                                                        ======

   Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                                       Three Months Ended March 31, 2001
                                   ------------------------------------------------------------------------------
                                                       Pending         Pro Forma                         Pro
                                                    Transactions      for Pending       Offering       Forma as
                                   Historical(a)   Adjustments(b)     Transactions     Adjustments     Adjusted
                                   ------------------------------------------------------------------------------
                                                              (in thousands)
Statement of Operations
  Network broadcast
   revenue.....................       $ 47,925        $ 6,990            $ 54,915          $  --          $ 54,915
  Station operating
   expenses....................         25,972          5,418              31,390             --            31,390
  Corporate expenses...........          2,078             50               2,128             --             2,128
  Depreciation and
   amortization................         31,524          3,807              35,331             --            35,331
                                      --------        -------            --------          ------         --------
  Operating income
   (loss)......................        (11,649)        (2,285)            (13,934)            --           (13,934)
  Interest expense.............         15,701          1,023              16,724             257 (c)       16,981
  Gain on sale of
   assets......................          4,272            --                4,272             --             4,272
  Other income
   (expense), net..............            596            --                  596             --               596
  Income tax benefit...........         (7,309)           --               (7,309)          7,309 (d)          --
                                      --------        -------            --------          ------         --------
   Net loss....................       $(15,173)       $(3,306)           $(18,481)        $(7,566)        $(26,047)
                                      ========        =======            ========          ======         ========
Net loss applicable to common
 stockholders..................       $(20,211)                                                           $(31,085)
                                      ========                                                            ========
Earnings per common share:
   Basic and diluted...........       $  (0.23)                                                           $  (0.33)
Weighted average common
 shares outstanding:
  Basic and diluted............         86,801                                                              94,831
Statement of Cash Flows:
Cash flows from:
  Operating activities.........       $ 19,148
  Investing activities.........          1,723
  Financing activities.........        (17,505)
Other Data:
Broadcast cash flow(e).........       $ 21,953                                                            $ 23,525
Broadcast cash flow margin(f)..           45.8 %                                                              42.8 %
EBITDA(e)......................       $ 20,113                                                            $ 21,635
EBITDA margin(f)...............           42.0 %                                                              39.4 %
After tax cashflow(e)..........       $  1,720                                                            $  1,962
Cash interest expense(g).......         12,450                                                              13,417
Capital expenditures...........          1,651                                                               1,742

Ratio of EBITDA to interest expenses......................................................................   1.3x
Ratio of EBITDA to cash interest expense(g)...............................................................   1.6x
Ratio of earnings to fixed charges(h).....................................................................   --

Footnotes for the unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Three Months Ended March 31, 2001

(a) See the consolidated financial statements included in our Quarterly Report on Form 1O-Q for the quarter ended March 31, 2001 which we filed with the SEC on May 15, 2001 (File No. 000-25969, Film No. 1637108).
(b) The table below gives effect to the acquisitions pending as of July 17, 2001.

(d) To eliminate Radio One's historical tax benefit as Radio One would have reversed all of its deferred tax liabilities, thereby not recognizing a tax benefit.
(e) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After tax cash flow consists of income before income tax benefit (expense) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization expense and non-cash compensation expense. Although broadcast cash flow, EBITDA and after tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA and after tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA and after tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.
(f) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue. EBITDA margin is defined as EBITDA divided by net broadcast revenue.
(g) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period. Cash interest expense for the pro forma ratio of EBITDA to cash interest expense excludes only the amortization of deferred financing costs.
(h) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and rent expense. Earnings were insufficient to cover fixed charges on a pro forma as adjusted basis for the three months ended March 31, 2001, by approximately $26.0 million.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                         As of March 31, 2001
                          -------------------------------------------------------
                            Radio One       Pending       Notes        Pro Forma
                          Historical(a) Transactions(b) Offering      as Adjusted
                          ------------- --------------- ---------     -----------
                                            (in thousands)
         ASSETS
Current Assets:
  Cash and cash
   equivalents..........   $   24,245      $(18,917)    $  (3,278)(c) $    2,050
  Trade accounts
   receivable, net......       36,565         5,873           --          42,438
  Prepaid expenses and
   other................        5,127           613           --           5,740
  Income tax
   receivable...........        1,750           --            --           1,750
  Deferred income
   taxes................        2,476           --            --           2,476
                           ----------      --------     ---------     ----------
    Total current
     assets.............       70,163       (12,431)       (3,278)        54,454
Property and equipment,
 net....................       32,543         7,802           --          40,345
Intangible assets, net..    1,610,175       265,530         7,612 (d)  1,883,317
Other assets............       16,799        (5,133)          --          11,666
                           ----------      --------     ---------     ----------
    Total assets........   $1,729,680      $255,768     $   4,334     $1,989,782
                           ==========      ========     =========     ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and
   accrued expenses.....   $   33,370      $  3,084     $  (3,896)(e) $   32,558
  Other current
   liabilities..........        4,083           --            --           4,083
                           ----------      --------     ---------     ----------
    Total current
     liabilities........       37,453         3,084        (3,896)        36,641
  Bank Credit Facility..      550,000       140,200      (200,000)(e)    490,200
  12% Senior
   Subordinated Notes
   due 2004.............       84,451           --        (84,451)(e)        --
  8 7/8% Senior
   Subordinated Notes...          --            --        300,000 (e)    300,000
  Other debt............           90            64           --             154
  SWAP agreements
   liability............        9,733           --            --           9,733
  Deferred tax
   liability............       17,632           --            --          17,632
                           ----------      --------     ---------     ----------
    Total liabilities...      699,359       143,348        11,653        854,360
                           ----------      --------     ---------     ----------
Stockholders' Equity
 (Deficit):
  Preferred stock.......          --            --            --             --
  Class A common stock..           23           --            --              23
  Class B common stock..            3           --            --               3
  Class C common stock..            3           --            --               3
  Class D common stock..           58           --            --              58
  Accumulated
   comprehensive income
   adjustments..........       (6,570)          --            --          (6,570)
  Stock subscriptions
   receivable...........       (9,005)          --            --          (9,005)
  Additional paid in
   capital..............    1,105,714       112,420           --       1,218,134
  Accumulated deficit...      (59,905)          --         (7,319)(f)    (67,224)
                           ----------      --------     ---------     ----------
    Total stockholders'
     equity.............    1,030,321       112,420        (7,319)     1,135,422
                           ----------      --------     ---------     ----------
    Total liabilities
     and stockholders'
     equity.............   $1,729,680      $255,768     $   4,334     $1,989,782
                           ==========      ========     =========     ==========

--------
(a) See the Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 which we filed with the SEC on May 15, 2001 (File No. 000-25969, Film No. 1637108).

(b) The table below gives effect to the pending transactions as of July 26, 2001 as if they had occurred on March 31, 2001.


                                      -------------------------------------------------------------------------------
                                        Blue Chip      WFIA-AM      Lexington   Adjusted  Richmond III     Atlanta
                                      Historical(1) Historical(2) Historical(2) Blue Chip Historical(3) Historical(4)
                                      ------------- ------------- ------------- --------- ------------- -------------
         ASSETS
    Current Assets:
     Cash and cash equivalents..         $ 1,065        $ --         $   (5)     $ 1,070      $ --          $ --
     Trade accounts receivable, net..      6,011         --             138        5,873        --            --
     Prepaid expenses and other..            613         --             --           613        --            --
                                         -------        -----        ------      -------      -----         -----
      Total current assets..               7,689         --             133        7,556        --            --
     Property and equipment, net..         8,414         --             612        7,802        --            --
     Intangible assets, net..             77,432         --           1,250       76,182        --            --
     Other assets....                      1,276         --              16        1,260        --            --
                                         -------        -----        ------      -------      -----         -----
      Total assets ..                    $94,811        $ --         $2,011      $92,800      $ --          $ --
                                         =======        =====        ======      =======      =====         =====
     LIABILITIES AND
    TOCKHOLDERS'SEQUITY
    Current Liabilities:
     Accounts payable and accrued
      expenses.......                    $ 3,163        $ --         $   79      $ 3,084      $ --          $ --
     Current portion of debt..             2,953         --             --         2,953        --            --
                                         -------        -----        ------      -------      -----         -----
      Total current liabilities..          6,116         --              79        6,037        --            --
     Long-term debt and accrued
      interest.......                     49,631         --             --        49,631        --            --
     Other debt......                         68         --               4           64        --            --
                                         -------        -----        ------      -------      -----         -----
      Total liabilities..                 55,815         --              83       55,732        --            --
                                         -------        -----        ------      -------      -----         -----
    Redeemable common stock..             71,824         --             --        71,824        --            --
                                         -------        -----        ------      -------      -----         -----
    Stockholders' Equity:
     Common Stock....                         10         --             --            10        --            --
     Additional Paid-in Capital..            --          --             --           --         --            --
     Accumulated (Deficit) Equity..      (32,838)        --           1,928      (34,766)       --            --
                                         -------        -----        ------      -------      -----         -----
      Total stockholders' (deficit)
       equity..... ..                    (32,828)        --           1,928      (34,756)       --            --
                                         =======        =====        ======      =======      =====         =====
      Total liabilities, redeemable
       common stock and
       stockholders' equity..            $94,811        $ --         $2,011      $92,800      $ --          $ --
                                         =======        =====        ======      =======      =====         =====
                                      -------------------------
                                      Acquisition
                                      Adjustments      Total
                                      -----------     ---------
         ASSETS
    Current Assets:
     Cash and cash equivalents..       $(19,987)(/5/) $(18,917)
     Trade accounts receivable, net..       --           5,873
     Prepaid expenses and other..           --             613
                                       --------       ---------
      Total current assets..            (19,987)       (12,431)
     Property and equipment, net..          --           7,802
     Intangible assets, net..           189,348 (/6/)  265,530
     Other assets....                    (6,393)(/5/)   (5,133)
                                       --------       ---------
      Total assets ..                  $162,968       $255,768
                                       ========       =========
     LIABILITIES AND
    TOCKHOLDERS'SEQUITY
    Current Liabilities:
     Accounts payable and accrued
      expenses.......                  $    --        $  3,084
     Current portion of debt..           (2,953)(/7/)      --
                                       --------       ---------
      Total current liabilities..        (2,953)         3,084
     Long-term debt and accrued
      interest.......                    90,569 (/7/)  140,200
     Other debt......                       --              64
                                       --------       ---------
      Total liabilities..                87,616        143,348
                                       --------       ---------
    Redeemable common stock..           (71,824)(/8/)       --
                                       --------       ---------
    Stockholders' Equity:
     Common Stock....                       (10)(/8/)       --
     Additional Paid-in Capital..       112,420 (/9/)   112,420
     Accumulated (Deficit) Equity..      34,766 (/8/)       --
                                       --------       ---------
      Total stockholders' (deficit)
       equity..... ..                   147,176        112,420
                                       ========       =========
      Total liabilities, redeemable
       common stock and
       stockholders' equity..          $162,968       $255,768
                                       ========       =========

--------
(/1/) This column represents the historical balance sheet as of March 31, 2001.
      See the unaudited financial statements included elsewhere in this report. (/2/) These columns represent the historical balance sheet information related to WFIA-AM and Lexington stations. These stations are included in Blue Chip historical numbers but are not being acquired by Radio One. The balance sheet information is deducted. The assets of WFIA-AM were sold by Blue Chip in March 2001, thus only the income statement balances are deducted in the pro formas.

(/3/) All broadcast assets and liabilities as of March 31, 2001, except for the stations' FCC licenses of Richmond III and certain tangible assets, are recorded in the financial statements of Radio One as Radio One has an LMA agreement with respect to Richmond III. The FCC license and tangible assets are pro forma adjusted in Note 6.
(/4/) Historical financials related to the Atlanta acquisition have not been included in this pro forma balance sheet because Radio One has determined that this acquisition is a purchase of the license only.
(/5/) To reflect the use of cash as follows:

   Additional debt assumed to finance the Blue Chip and Richmond
    III acquisitions............................................... $140,200
   Escrow deposit for the Blue Chip and Richmond III acquisition...    6,393
   Less:
   Assumed cash to be paid for Blue Chip acquisition...............   77,580
   Purchase price for Atlanta acquisition..........................   55,000
   Purchase price for Richmond III acquisition.....................   34,000
                                                                    --------
     Total......................................................... $(19,987)
                                                                    ========

As part of the Blue Chip acquisition, Radio One has the option to pay a minimum of $25 million and a maximum of $50 million in cash of the $190 million purchase price, with the remainder to be paid with the issuance of stock of Radio One and by the assumption of Blue Chip liabilities. The pro forma financial statements assume Radio One will pay the minimum cash amount of $25 million. Radio One has the option of selling stock of the Company to generate additional cash to pay Blue Chip the full $50 million in cash.

(/6/) To record estimated intangible assets booked as a result of the acquisitions, calculated as follows:

   Purchase price..................................................... $279,000
   Less: Net tangible assets..........................................   13,470
                                                                       --------
   Intangibles acquired...............................................  265,530
   Less: Intangibles previously recorded..............................   76,182
                                                                       --------
     Total............................................................ $189,348
                                                                       ========

(/7/) To eliminate debt related to the Blue Chip acquisition as Radio One is not acquiring the debt and to reflect additional borrowings of $140.2 million on the bank facility to finance the acquisitions.
(/8/) To eliminate the Blue Chip equity balances.
(/9/) To reflect the 8,030 shares of class D common stock at $14 per share issued to Blue Chip in the acquisition.

(c)   To reflect the use of cash as follows:

   Gross proceeds of the Notes..................................... $ 300,000
   Repayment of bank credit facility...............................  (200,000)
   Repayment of 12% Senior Subordinated Notes, including premium
    paid and accrued interest......................................   (94,503)
   Estimated fees and expenses.....................................    (8,775)
                                                                    ---------
     Total......................................................... $  (3,278)
                                                                    =========

(d) To reflect the change in deferred financing costs as a result of the issuance of the Notes, calculated as follows:

   Deferred financing costs associated with the Notes................ $ 8,775
   Less: Write-off of deferred financing costs associated with the retirement of the 12% Senior Subordinated Notes..................  (1,163)
                                                                      -------
     Total........................................................... $ 7,612
                                                                      =======

(e) To reflect the issuance of the Notes, the repayment of a portion of the indebtedness under the bank credit facility and the repayment of the 12% Senior Subordinated Notes, including accrued interest.
(f) To reflect the increase in accumulate deficit, calculated as follows:

   Write-off of deferred financing costs related to the 12% Senior
    Subordinated Notes................................................ $1,163
   Premium paid on retiring the 12% Senior Subordinated Notes.........  6,156
                                                                       ------
     Total............................................................ $7,319
                                                                       ======

     (c)  Exhibits.

          None

                                  SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 6, 2001.

                                       RADIO ONE, INC.

                                            /s/ Scott R. Royster
                                       -----------------------------------------
                                       By:  Scott R. Royster
                                       Its: Chief Financial Officer and
                                            Executive Vice President

                                      21